Exhibit 10.10

GENERAL TERMS FOR CONNECTION

SCALE A - electricity supplied at high voltage in excess of 1,000 volts ac where You provide free accommodation for the Connection Equipment.

1.     YOUR RIGHT TO AN ELECTRICITY CONNECTION

1.1 You have the right for Your Installation to be Connected and to remain Connected to Our Distribution System at the Exit Point subject to the terms of this Agreement.

1.2 The right to be Connected does not include the right to be Energised. Under the terms of this Agreement, You have the right for the Exit Point to be Energised provided that:-

       (a) You have an electricity supply contract with an Authorised Electricity Operator who agrees to supply electricity to You and agrees terms with Us for use of Our Distribution System; or

       (b)  You take a supply from Us on Our published tariff terms.

1.3    We shall De-Energise the Exit Point as soon as We reasonably can :-

       (a) after being instructed to do so by You or by an Authorised Electricity Operator; or

       (b)  where We are authorised to do so under the Regulations; or

       (c) where the conditions referred to in sub-clause 2.2 are no longer satisfied;

       and where the instruction has been given by an Authorised Electricity Operator, We will give You a minimum of 48 hours' written notice of Our intention to De-Energise, and any grounds stated in the instruction unless Force Majeure prevents Us from doing so.

1.4    We may De-Energise the Exit Point immediately if  we are:-

       (a)  instructed to do so by NGC; or

       (b)  required to do so under the Pooling and Settlement Agreement; or

       (c)  required to do so by the Act; or
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       (d)  authorised to do so under the Regulations; or

       (e)  entitled to do so under the terms of this Agreement

       and We shall at all times act in accordance with Good Industry Practice in carrying out De-Energisation.

1.5 If We are notified of circumstances in which We may be instructed or required to take action under sub-clause 1.4 act or We become aware of circumstances in which We may wish to take such action, We shall immediately inform You.

1.6 We are entitled to De-energise the Distribution System and Our Equipment from time to time provided that:

       (a)  We comply with the requirements of Our Distribution Code; and

       (b) We give You a minimum of 48 hours' written notice of Our intention to De-energise the Exit Point unless Force Majeure prevents Us from doing so; or if the Exit Point has to be De-energised immediately because of accident or other emergency; or to avoid failure of, or serious interference with, other electricity supplies; and

       (c)  We re-Energise the Exit Point as quickly as reasonably possible.

1.7 When the Exit Point under this Agreement is Energised, the characteristics of the supply of electricity delivered at the Exit Point shall be as specified in the Schedule, subject to the variations permitted by the Regulations.

1.8 If the Exit Point is temporarily De-Energised or Disconnected at Your request, You shall pay Us on demand any reasonable and proper direct costs incurred by Us as a result of the De-Energisation or Disconnection and any subsequent re-Energisation or re-Connection.

2.     PAYMENT OF CONNECTION CHARGES

2.1 Normally, no Connection Charge is payable where Your Installation is already Connected to an Exit Point. However, if You require a new connection to an Exit Point, or a Modification to an existing connection, You will pay Us charges as set out in the Schedule.

2.2 You will pay Us any Connection Charge specified in the Schedule or any subsequent charge for a Modification. The Connection Charge is calculated in accordance with Our Connection Charge Statement for the time being in force and shall be payable within fourteen days of the date of Our invoice.
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2.3    If the Director decides that any Connection Charge payable under this
       Agreement has not been calculated correctly under Our Connection Charge Statement, We shall pay You the amount by which You have been overcharged together with interest on that amount from the date on which such charge was paid until the date of payment of such amount. Such interest shall accrue from day to day at the rate equivalent to Lloyds Bank Minimum Lending Rate.

3.     LIMITATION OF DEMAND

3.1 You shall not take more electricity than the Maximum Capacity through the Exit Point at any time. If You do so, We may give You written notice setting out details and asking You to reduce your electricity demand. If You have not reduced your demand within three days of receipt of that notice, We may De-energise the Exit Point until You are able to satisfy Us that the Maximum Capacity will not be exceeded.

3.2 Where the Maximum Capacity is exceeded You shall pay Us any reasonable additional costs which we incur as a result, including the costs of De-energising the Exit Point under sub-clause 3.1 and any later re-Energisation.

4.     DISTRIBUTION CODE

4.1 Both Parties shall comply with all relevant provisions of Our Distribution Code (a copy of which is available from Us on request.

4.2 In the event of any conflict between this Agreement and Our Distribution Code, the latter shall prevail.

5.     PLANT AND APPARATUS

5.1 Each Party shall ensure that its agents, employees and guests will not interfere in any way with any of the Plant or Apparatus of the other Party without the other Party`s consent except where emergency action has to be taken to protect the health and safety of persons or to protect Our Distribution System.

5.2 Each Party shall take all necessary precautions at all times to protect the other Party's equipment on the Premises from damage and to comply with any reasonable requirements from time to time made by the other Party for that purpose.

5.3 If either Party breaches sub-clause 5.1 and/or 5.2 and as a result any equipment is lost or damaged, the Party in breach shall pay the other Party the full amount of, any loss, damage and expenses the other Party suffers as a result, unless such loss or damage was caused by fair wear and tear or Force Majeure.
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6.     ACCOMMODATION AND RIGHTS OF ACCESS

6.1 The rights of access specified in the Act shall apply to this Agreement. Any person to whom access is given under this Clause 6 shall comply with all reasonable directions given by Us or You and Your employees and agents as to general safety and site security requirements.

6.2 You acknowledge that any of Our Equipment which is laid, installed or fixed in the Premises shall remain in Our ownership and shall not be deemed to pass to a third party on a transfer of the Premises.

6.3 You shall permit such employees or agents of Ours as are reasonably necessary to enter the Premises to carry out connection or modification works, read meters, inspect or test the Metering Equipment, work on and/or operate Our Equipment or lawfully Disconnect or De-energise the Exit Point or for any other purpose required for the operation of Our Distribution System and that they shall be given safe and unobstructed access.

6.4 As Your Connection is or will be at High Voltage (i.e exceeding 1,000 volts AC), You shall provide, without cost to Us:-

       (a) Accommodation on the Premises and where appropriate as specified in the Schedule in accordance with Our equirements for Our Equipment, and (where appropriate) with separately located accommodation for the Metering Equipment, cable termination and ancillary equipment; and

       (b) where required , a dual switch socket outlet, a luminaire and space heating to a minimum standard so as to give frost protection together with a 240 volt electricity supply;

       and You will keep in good order repair and condition all parts of the Accommodation including the interior surfaces and any boundary fences and/or cladding which enclose the Accommodation.

7.     YOUR INSTALLATION AND EQUIPMENT

7.1 Except where clear written representations are given by Us, We give no warranty about the adequacy, safety or other characteristics of Your Installation.

7.2 You understand that We may use switchgear with auto-reclosing facilities, that Your Installation should be designed so as not to suffer damage through the operation of these facilities and that We accept no liability for such damage to the extent such damage is attributable to Your failure adequately to design Your Installation.
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7.3    If You take a supply of electricity from Our Distribution System for the operation of any equipment which during the normal operation of Our Distribution System adversely affects voltage regulation or the supply of electricity to You or others or in our reasonable opinion is likely so to do, You shall at Your own expense remedy the condition in such manner as We reasonably consider to be adequate and if the condition is not remedied within a reasonable time of Us giving notice to You, We may immediately De-energise the Exit Point until the condition has been remedied and You pay Us the full costs, expenses and losses caused to Us.

7.4 You shall not connect any electricity generating plant directly or indirectly to Our Distribution System without Our previous written consent, which will not be unreasonably delayed or withheld. Consent has been granted for the generator(s) (if any) specified in the Schedule.

7.5 You may also use emergency back-up electricity generation not specified in the Schedule when Your supply of electricity is not available from Our Distribution System provided that You first isolate Your Installation including the generating plant from Our Distribution System.

8.     POWER FACTOR AND PHASE BALANCE

8.1 Where required by Us, You shall maintain at Your cost the power factor of any supply of electricity as near to unity (1.0) as is reasonably practicable.

8.2 Where a supply of electricity is provided in two or more phases, You shall ensure as far as is reasonably possible that the demand is balanced between the phases made available.

9.     MODIFICATION

9.1 Where You wish to make a Modification to your Installation You shall complete and submit to Us Our form of Application for a Modification and comply with its terms.

9.2 We shall make a Modification Offer to You within 90 days of Our receipt of Your written notice requiring a Modification. The Modification Offer shall include the details of any proposed variations We require to this Agreement.

9.3 Where We wish to make a Modification to Our Equipment We shall send You a notice giving details of the Modification.

9.4 We shall have no obligation to compensate You for the cost and expense of any Modification required to be made by You as a result of any Modification by Us.
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9.5    Where We and You share the ownership of electrical connection equipment
       (at the Premises), the cost of any Modification will be shared equitably between Us.

9.6 You have the right of appeal to the Director if You and We cannot agree terms for a Modification.

10.    METERING AND INFORMATION

10.1 You must employ a Registered Meter Operator as Your agent to install, maintain and/or remove Your Metering.

10.2 Schedule 7 to the Act permits You to provide Your own Meter(s) to be used or intended to be used in connection with an exempt supply, subject to Our consent, such consent not to be unreasonably withheld.

10.3 Whoever owns the Metering, You must provide adequate and secure accommodation for the Metering and Our Metering Equipment and take all reasonable precautions to ensure it is not damaged.

10.4 The Act requires You to keep the Metering in good order for correctly registering the supply of electricity. If the Metering is not kept in good order then We may De-Energise the Exit Point until it is put into good order.

10.5 We do not give any warranty, express or implied or accept any responsibility, as to the adequacy, safety or other characteristics of the Metering.

10.6 Only Authorised Persons will be allowed to operate Our Connection Equipment or Metering Equipment including metering potential fuses (as appropriate) in order to connect any metering at the Metering Point.

10.7 You will provide Us with such information and assistance as We may reasonably require to enable Us to exercise Our rights and perform Our obligations as operator of the Distribution System.

10.8 You will allow Us (at Our expense) to install monitoring equipment on Your premises if We consider it necessary to do so. Such monitoring equipment will be independent of and additional to the Metering, and shall remain Our property.

11.    ASSIGNMENT

       This Agreement shall not be assigned to another person by either Party without the previous written consent of the other Party, such consent not to be unreasonably withheld. If You leave the Premises, We will

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       offer a new connection agreement to the next owner or occupier of the
       Premises.

12.    EVENTS OF DEFAULT AND TERMINATION

12.1 This Agreement shall continue until the termination date specified in the Schedule unless terminated at an earlier date by :-

       (a)  You giving not less than 28 days` notice in writing to Us; or

       (b)  by Us under Clause 12.4

12.2   In the event that :-

       (a) You do not pay any valid account for Connection Charges by the due date for payment and that amount remains unpaid seven days after We send You a reminder that it is overdue; or

       (b) You breach the terms of this Agreement and do not remedy the breach within a reasonable time after receiving written notice of default from Us; or

       (c) You permanently stop having electricity delivered through Your Connection; or

       (d)  You no longer own or occupy Your Premises ; or

       (e)  any other circumstances arise which legally entitle Us to do so,

       We will Disconnect Your Connection and, where appropriate, We will write to You advising You that this Agreement is ended.

12.3 Once We have given notice of an event of default under Clause 12.2 this Agreement shall terminate and, without prejudice to Our other rights and remedies, We may Disconnect the Exit Point.

12.4 If the Exit Point is De-Energised for a continuous period of three months We may give You twenty-eight days notice in writing of our intention to terminate this Agreement.

12.5 Upon termination of the Agreement You shall allow Us to enter Your Premises in order to remove Our Equipment and shall pay Us all sums then due and payable or accrued under this Agreement and any reasonable costs incurred by Us in Disconnecting the Exit Point and removing Our Equipment.


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12.6   The ending of this Agreement will not affect any rights, remedies or obligations which may have come into being under this Agreement and Clause 14 will continue to apply to those rights, remedies and obligations.

13.    FORCE MAJEURE

13.1 If either Party shall be unable to carry out any of its obligations under this Agreement due to circumstances beyond that Party's reasonable control ('Force Majeure') this Agreement shall remain in effect but except as otherwise provided in this Agreement each Party`s obligations other than any obligation as to payment of charges shall be suspended without liability for a period equal to the Force Majeure event provided that:-

       (a) the suspension of performance is no greater and of no longer duration than is required by the Force Majeure;

       (b) any obligations of either Party that arose before the Force Majeure causing a suspension of performance are not excused as a result of the Force Majeure; and

       (c) the non-performing Party uses all reasonable efforts to remedy its inability to perform.

14.    LIMITATION OF LIABILITY

14.1 Neither Party shall be liable to the other for any breach of this Agreement directly or indirectly caused by Force Majeure.

14.2 Neither Party (the "Party Liable") nor any of its officers, employees or agents shall be liable to the other Party for loss arising from any breach of this Agreement other than for loss directly resulting from such breach and which at the date of this Agreement was reasonably foreseeable as likely to result in the ordinary course of events from such breach and which resulted in physical damage to the property of the other Party, its officers, employees or agents provided that the liability of either Party in respect of claims for such loss or damage shall will not exceed the sum of (pound)1,000,000 (one million pounds) per incident or series of related incidents, irrespective of whether You have claimed under this Agreement and/or any other agreement.

14.3 Nothing in this Agreement shall exclude or limit the liability of the Party liable for death or personal injury resulting from the negligence of the Party Liable, or any of its officers, employees or agents and the Party Liable shall indemnity and keep indemnified the other Party, its officers, employees or agents from and against all such and any loss or liability which such other Party may suffer or incur by reason of any claim on account of death or personal injury resulting from the negligence of the Party Liable, or any of its officers, employees or agents.


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14.4   Subject to Clause 14.6, neither Party, nor any of its officers, employees or agents shall in any circumstances whatsoever be liable to the other Party for any loss of profit, loss of revenue, loss of use, loss of contract or loss of goodwill or any indirect or consequential loss or loss resulting from the liability of such other Party to any other person however and whenever arising except under Clause 14.3.

14.5 The rights and remedies provided by this Agreement to the Parties are exclusive and not cumulative and exclude and are in place of all rights or remedies provided by common law or statute, including any rights either Party may possess in tort which shall include actions brought in negligence and/or nuisance.

14.6 Clause 14 shall override any other provision of this Agreement so far as it excludes or limits liability, provided that nothing in this Clause shall exclude or restrict or otherwise prejudice any of the rights, powers, duties and obligations of either Party which are conferred or created by the Act, the Licence, or the Regulations or the rights, powers, duties and obligations of the Director or the Secretary of State under the Act, the Licence or otherwise.

15.    VARIATION, WAIVER AND SAVINGS

15.1 No variations to this Agreement shall be effective unless made in writing and signed by or on behalf of both Parties. However, each Party shall effect any amendment required to be made to this Agreement by the Director as a result of a change in the Licence or an order made under the Act or as a result of settling any of the terms of this Agreement and You authorise and instruct Us to make any such amendment on Your behalf and undertake not to withdraw or qualify such authority or instruction at any time during the period of this Agreement.

15.2 Either Party shall at any time be entitled to propose variations to this Agreement by notice in writing to the other Party. Both Parties shall negotiate in good faith the terms of any such variation, but if a variation to this Agreement has not been agreed and put into effect within one month after it has been proposed, either Party shall be entitled to refer the matter to the Director as if the variation were a new agreement as referred to in that condition. Both Parties shall give effect to the decision of the Director and shall enter into any agreement supplemental to this Agreement as shall be necessary to give effect to any variation agreed or so decided.

15.3 None of the provisions of this Agreement shall be considered waived by either Party unless the waiver is given in writing,


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15.4   No delay by or omission of either Party in exercising any right, power, privilege or remedy under this Agreement or the Our Distribution Code shall reduce such right, power, privilege or remedy or be construed as a waiver.

15.5 If any provision of this Agreement is or becomes or is declared invalid, unenforceable or illegal by the courts of any jurisdiction to which it is Subject or by order of the Commission of the European Communities or by order of the Secretary of State such invalidity, unenforceability or illegality shall not prejudice or affect the remaining provisions of this Agreement which shall continue in full force and effect notwithstanding such invalidity, unenforceability or illegality.

16.    ARBITRATION

16.1 Any dispute or difference arising in connection with this Agreement shall be referred to arbitration under the arbitration rules of the Electricity Arbitration Association in force from time to time except where expressly stated in this Agreement to the contrary, and subject to any contrary provision of the Act, any licence issued under the Act or the Regulations.

16.2 Whatever the nationality residence or domicile of either Party and wherever the dispute or difference arose the law of England and Wales shall be the proper law of any reference to arbitration and in particular the provisions of the Arbitration Act 1996 shall apply to any such arbitration wherever it shall be conducted.

16.3 Subject to Clause 16.5, if any third party brings any legal proceedings in any court against any Party, (the "defendant Party") and the defendant Party wishes to make a third party claim (as defined in Clause 16.4) against the other Party which would but for this Clause
       16.3 have been a dispute or difference referred to arbitration under Clause 16.1 then the provisions of Clause 16.1 shall not apply and instead of arbitration, the court in which the legal proceedings have been commenced shall hear and completely adjudicate upon the legal proceedings and the third party claim not only between the third party and the defendant Party but also between either or both of them and the other Party whether by way of third party proceedings or otherwise as may be ordered by the court.

16.4   For the purpose of this Clause "third party claim" shall mean:-

       (a) any claim by a defendant Party against the other Party (whether or not already a party to the legal proceedings) for any contribution or indemnity, or

       (b) any claim by a defendant Party against the other Party for any relief or remedy connected with the subject matter of the legal proceedings and substantially the same as some relief or remedy claimed by the third party, or

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       (c)  any requirement by a defendant Party that any question or issue connected with the subject matter of the legal proceedings should be determined not only as between the third party and the defendant Party but also as between either or both of them and the other Party (whether or not already a party to the legal proceedings).

16.5 Clause 16.3 above shall apply only if at the time the legal proceedings are commenced no arbitration has been commenced between the defendant Party and the other Party raising or involving the same or substantially the same issues as would be raised by or involved in the third party claim. The tribunal in any arbitration which has been commenced prior to the commencement of legal proceedings shall decide the question, in the event of dispute, whether the issues raised or involved are the same or substantially the same.

17.    ADMINISTRATION AND INTERPRETATION

17.1 This Agreement, including the Schedule, any Appendix and Drawing(s) shall constitute the entire agreement between the Parties concerning its subject matter and replaces all previous agreements and understandings between the Parties with respect to connection and each of the Parties acknowledges and confirms that it does not enter into this Agreement in reliance on any representation or warranty or other undertaking not fully reflected in the terms of this Agreement, and no amendment, modification or substitution shall be effective unless in writing and signed by both Parties.

17.2   This Agreement shall be governed by the law of England and Wales.

17.3 Any notice given under this Agreement shall be properly given if sent by first class letter post, by hand, or by facsimile transmission to the relevant Notices Address on the Front Sheet.

17.4 Any notice sent by first class post will be deemed to have been given two working days after it was sent and a notice delivered during normal office hours by hand or facsimile will be deemed to have been served upon actual delivery or transmission.

17.5 Any reference in this Agreement to a statute, statutory instrument, regulation or order shall be a reference to such statute, statutory instrument, regulation or order as amended or re-enacted. Similarly, any reference in this Agreement to another agreement or any deed or other instrument shall be a reference to that other agreement, deed or other instrument as amended.


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18.    DEFINITIONS

18.1 In this Agreement the following expressions shall have the meanings set next to them:-

         "Accommodation" the accommodation specified in the Schedule,

         "Act" The Electricity Act 1989;

         "thisAgreement" comprises the Front Sheet. the General Terms and Conditions for Connection Equipment Schematic drawing, substation site drawing;

         "Application for a Modification" Our standard Form of Application for a Modification;

         "Apparatus" all equipment in which electrical conductors are used supported or of which they may form part;

         "Authorised Person" a person who is not an employee of Ours but who is authorised by Us to undertake certain work on Our Equipment at the Metering Point;

         "Authorised Electricity Operator" a person who is the holder of a licence to supply electricity under the Electricity Act 1989 or exempted from holding such a licence under that Act;

         "Competent Authority" includes the Secretary of State, the Director and any local or national agency, authority, department, inspectorate, minister, ministry, official or public or statutory person of, or of the government of, the United Kingdom or of the European Community;

         "Connect(ed)" the installation of the Connection Equipment in such a way that subject to Energisation You may receive a supply of electricity over the Distribution System and "Connection" and "Re-Connected" shall be construed accordingly;

         "Connection Charge" any charge for a Connection or Modification calculated in accordance with Our Connection Charge Statement.

         "Connection Equipment" that part of Our Equipment which has been or is to be provided and installed to establish a connection at the Exit Point listed in the Schedule and where applicable is illustrated on the drawing attached to this Agreement;

         "De-energise/De-energisation" the movement of any switch or the removal of any fuse or the taking of any other step where no electrical current can flow from Our Distribution System through the Connection Equipment to Your Installation at the Exit Point;


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         "Directive" includes any present or future directive, requirement, instruction, direction or rule of any Competent Authority and includes any modification, extension or replacement then in force;

         "Director" the Director General of Electricity Supply appointed for the time being under the Act; whose address is: The Office of Electricity Regulation, Hagley House, Hagley Road, Edgbaston, Birmingham. B16 8QG;

         "Disconnection" the permanent separation and if appropriate, removal of all or any of the Connection Equipment;

         "Energisation" the movement of any switch or the insertion of any fuse or the taking of any other step to enable an electrical current to flow from Our Distribution System through the Connection Equipment to Your Installation at the Exit Point;

         "Exit Point" the point of connection specified on the Front Sheet at which a supply of electricity may flow between Our Distribution System and Your Installation upon Energisation;

         "the Front Sheet" that part of this Agreement marked as such and containing a description of each Party, the premises (to be) connected, the Schedule, characteristics of supply, generators (if any) and signatures;

         "Good Industry Practice" the exercise of that degree of skill, diligence, prudence and foresight which would reasonably and, ordinarily be expected from a skilled operator engaged in the same type of undertaking under the same or similar circumstances;

         "Material Effect" An effect causing either Us or You to carry out any works or to alter the manner of operation of Our Equipment or Your Installation which in either case involves the unavoidable but necessary expenditure of more than (pound)500;

         "Maximum Capacity" the maximum amount of electricity expressed in kVA that We have allowed to flow through the Exit Point as specified in the Schedule;

         "Meter" a device that measures the electricity that flows through the Exit Point;

         "Metering" any Meter and associated equipment, including where necessary communication and/or control equipment (not being Ours) installed by the Registered Meter Operator at the Metering Point;


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         "Metering Equipment" the equipment (being Ours) associated with a particular Meter, including any related current transformer, voltage transformer, and potential fuses;

         "the Metering Point" the position of the Meter, which will normally be located as near as possible to the Exit Point;

         "Modification" any replacement, renovation, modification, alteration or construction by or on behalf of a Party to either that Party's Plant or Apparatus or the manner of its operation at the Exit Point which has or will have a Material Effect on the other Party at the Exit Point;

         "Modification Notification" the Company's standard form of Modification Notification which applies from time to time;

         "Modification Offer" an offer by Us to You of terms for connection concerning a Proposed Modification at or affecting the Exit Point including any revision or extension of such offer;

         "NGC' the National Grid Company plc;

         "Our Connection Charge Statement" the Statement of the Basis of Charges for Connection to Our Distribution System issued in accordance with Our Licence (this statement may be varied from time to time);

         "Our Distribution Code" Our distribution code referred to in Our
         Licence;

         "Our Distribution System" Our system for the distribution of electricity as defined in Our Licence;

         "Our Equipment" Our switchgear, metering or other equipment, lines, cables or other parts of the Distribution System or Our other property or rights;

         "Our Licence" Our public electricity supply licence granted under the Act;

         "Our Premises" any land or buildings of Ours in which any of Your Installation is to be installed;

         "Party" each person for the time being and from time to time party to this Agreement and any successor(s) in title to, or permitted assign(s) of, such person;

         "Plant" fixed and movable items other than Apparatus;

         "Pooling and Settlement Agreement" the agreement of that title for the time being approved by the Secretary of State or by the Director;

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         "Premises" Your land or buildings in which Our Equipment is to be installed or is for the time being Placed, including the premises specified in the Schedule on the Front Sheet;

         "Registered Meter Operator" a company holding a valid Registration Certificate issued by the Registration Authority for metering;

         "Regulations" the Electricity Supply Regulations 1988;

         "the Schedule" the Schedule on the Front Sheet.

         "Your Installation" any structures, equipment, lines, appliances or devices (not being Our Equipment) used by You and connected or to be connected to Our Distribution System.

GENERAL TERMS FOR CONNECTION.

SCALE B - Electricity supplied at low voltage up to 1,000 volts ac where You provide substation accommodation at a nominal price for Our use to supply You and other customers of Ours.

SCALE C - electricity supplied at low voltage up to 1,000 volts ac.

1.       YOUR RIGHT TO AN ELECTRICITY CONNECTION

1.1 You have the right for Your Premises to be Connected and remain Connected to Our Distribution System in accordance with the provisions of the Act, any other legal requirements that apply from time to time, and the terms of this Agreement.

1.2 The right to be Connected does not include the right to receive a supply of electricity.

1.3 While this Agreement continues, You will only have the right to receive a supply of electricity through the Exit Point when:-

         (a) You have an electricity supply contract with a person who is the holder of a licence to supply electricity under the Act or exempt from holding such a licence under the Act and who, where required, has an agreement with Us to use Our Distribution System; or

         (b) You are taking a supply from Us on Our published tariff terms.

1.4. We may cut off Your supply of electricity to Your Connection where We are entitled to do so under general law. We may also cut off Your supply of electricity where We are required to do so under Your electricity supply contract or the electricity industry arrangements under which We operate.

1.5 If We temporarily cut off and subsequently Re-Connect Your supply of electricity to Your Connection at Your request, You shall pay Us on demand any reasonable costs incurred by Us.

2.       PAYMENT OF CONNECTION CHARGES

2.1 You agree to pay Us any Connection Charge specified in the Schedule or required for any subsequent Modification. All Connection Charges are calculated in accordance with Our Connection Charge Statement and shall be payable within 14 days of the date of our Invoice.

2.2 If the Director decides that the Connection Charge payable under this Agreement has not been calculated in accordance with Our Connection Charge Statement We shall pay to You the amount by which You have been overcharged together with interest which shall accrue from day to day at the rate equivalent to Lloyds Bank Minimum Lending Rate for the period in question.

3.       DISTRIBUTION SYSTEM LIMITATIONS

3.1 Our obligations under this Agreement are subject to the Maximum Capacity as specified in the Schedule and any other design features of Your Connection.

3.2 The characteristics of the supply of electricity delivered to Your Connection shall be as specified in the Schedule, subject to the variations permitted by the Electricity Supply Regulations 1988.

3.3 We may cut off the supply of electricity to Your Premises until You are able to satisfy Us that the Maximum Capacity will not be exceeded. Where the Maximum Capacity is exceeded You shall pay Us any reasonable costs incurred by Us as a result.

3.4 We do not guarantee that We will deliver electricity through Our Distribution System at all times or that electricity delivered through Our Distribution System will be free of brief variations in voltage or frequency as permitted by the appropriate legal provisions.

4.       DISTRIBUTION CODE

         We both agree to comply with all relevant provisions of the Distribution Code. In the event of any conflict between this Agreement and the Distribution Code, the Distribution Code shall prevail.

5.       OUR EQUIPMENT

5.1 We both shall ensure that our respective agents, employees and guests will not interfere in any way with any of the Equipment of the other without consent except where emergency action has to be taken to protect the health and safety of persons or to protect Our Distribution System.

5.2 We both agree to take all necessary precautions at all times to protect each other`s equipment on Your Premises from damage and for that purpose both of Us shall comply with any reasonable requirements from time to time made by either of Us.

5.3 If either of us is in breach of Clauses 5.1 and 5.2 and as a result any Equipment is lost or damaged, whoever of us is responsible agrees to pay to the other the full amount of any loss, damage and expenses sustained as a result, unless the loss or damage was caused by fair wear and tear or Force Majeure (as defined in Clause 14).

6.       INFORMATION FROM YOU

         You must provide Us with any information We request in relation to the nature, or use by You, of electrical equipment on Your Premises. We will only ask for information that We need in relation to this Agreement or the Distribution Code .

7.       METERING

7.1 As part of the arrangements for providing the supply of electricity to Your Premises, a meter operator must be appointed to provide, maintain and / or remove the Metering.

7.2 If You own the Meter, the Act requires You to keep it in good order for correctly registering the supply of electricity.

7.3 Whoever owns the Metering, You must provide adequate and secure accommodation for it and Our Metering Equipment and take all reasonably practicable steps to ensure that it is not damaged.

7.4 If the Meter is not kept in good order, We may cut off the supply until it operates correctly.

7.5 Except for Authorised Agents of your electricity supplier, We will not allow anyone to remove or replace Our cut-out fuses or Our metering potential fuses (as appropriate) in order to connect any Meter at the Metering Point.

7.6 You will allow Us (at our expense) to install monitoring equipment on Your Premises if We consider it necessary to do so. Such monitoring equipment will be independent of and additional to the Meter, and shall remain Our property.

8.       ACCOMMODATION AND RIGHTS OF ACCESS

8.1 The rights of access specified in the Act shall apply to this Agreement. Anyone to whom access is given under this Clause 8 shall comply with all reasonable directions given by either of us as to general safety and site security.

8.2 In addition to the rights of access referred to in Clause 8.1, You will ensure that such employees or agents of Ours as are reasonably necessary are able to enter Your Premises to carry out Connection or Modification works, read meters, inspect or test the Metering Equipment, work on or operate Our Equipment or lawfully cut off the supply of electricity and that they are given safe and unobstructed access.

8.3 You acknowledge that any of Our Equipment which is at any time laid, installed or fixed in Your Premises shall continue to belong to Us. You will allow Us to keep suchEquipment in place free of charge (except and only in so far as we are obliged to pay You for allowing Us to do so under the terms of an agreement made independently of this Agreement).

8.4 Where We agree to apply Low Voltage Substation Use of System Charges and You agree to provide Substation Accommodation on Your Premises for Us to supply You and other customers of Ours, You also agree as follows:-

         (a) unless We already have a lease of the Substation Accommodation or You have agreed to sell Us the freehold, You will grant or arrange for the grant of a lease of the Substation Accommodation to Us at a nominal price within twenty eight days of the date of Our written request. Each of Us shall bear our own costs in relation to the transaction; and

         (b) that You will keep all parts of the Substation Accommodation in good order, repair and condition including the interior surface and/or cladding and/or boundary fences which enclose or form part of the Substation Accommodation.

8.5 Where We are to take a lease of the Substation Accommodation, the form of the lease shall be substantially as set out in the Appendix to this Agreement. We will be responsible for the reasonable costs of preparing and producing the lease. If You are a leasehold owner, the length of Your lease to Us will be for 99 years or for the length of your leasehold ownership if that is less than 99 years.

9.       YOUR INSTALLATION AND EQUIPMENT

9.1 Except where clear written representations are given by Us, We give no warranty about the adequacy, safety or other characteristics of Your Installation.

9.2 You understand that We may use switchgear with auto-reclosing facilities and that Your Installation should be designed so as not to suffer damage to Your Equipment through the operation of these facilities. We accept no liability for such damage to the extent that such damage is attributable to Your failure adequately to design Your Installation.

9.3 You agree not to connect any electricity generating plant directly or indirectly to Our Distribution System without Our previous written consent, which will not be unreasonably delayed or withheld. Consent has been granted for the generator(s) (if any) specified in the Schedule.

9.4 You may also use emergency back-up electricity generation not included in the Schedule when Your supply of electricity is not available from

         Our Distribution System provided that You first isolate Your Installation including the generating plant from Our Distribution System.

10.      POWER FACTOR AND PHASE BALANCE

10.1 Where required by Us, You agree to maintain at Your cost the overall power factor of Your Equipment to as near unity as is reasonably practicable.

10.2 Where Your Connection is provided from two or more phases, You shall ensure as far as is reasonably possible that the demand is balanced between the phases made available.

11.      MODIFICATIONS

11.1 In accordance with existing legal rules, You must contact us in advance if You propose to make any significant change to Your Connection, electric lines or electrical equipment, install or operate generating equipment or do anything else that could effect Our Distribution System or require alterations to Your Connection.

11.2 We shall respond to Your formal request within 90 days of receipt of Your request, giving You Our estimate of the cost of any work involved, the associated terms and conditions and include details of any proposed modification to this Agreement.

11.3 Where We wish to modify Our Equipment that effects Your Connection, We shall send You formal notification of Our proposals.

11.4 We shall have no obligation to compensate You for the cost and expense of any Modification required to be made by You as a result of any Modification by Us.

11.5 Where We share the ownership of the Connection Equipment, the cost of the Modification will be shared equitably between us.

11.6 You have the right of appeal to the Director if we cannot agree the terms for modifying Your Connection.

12.      ASSIGNMENT

         You must not transfer this Agreement to another person without Our consent.

13.      EVENTS OF DEFAULT AND TERMINATION

13.1 This Agreement shall continue in force until the termination date specified in the Schedule unless :-

          (a) You end it sooner by giving Us at least 28 days` notice in writing; or

          (b) We give notice to You under Clause 13.2.

13.2     In the event that :-

         (a) You do not pay any valid account for Connection Charges by the due date for payment and that amount remains unpaid seven days after We send You a reminder that it is overdue ; or

         (b) You breach the terms of this Agreement and do not remedy the breach within a reasonable time after receiving written notice of default; or

         (c) You permanently stop having electricity delivered through Your Connection; or

         (d) You no longer own or occupy Your Premises ; or

         (e) any other circumstances arise which legally entitle Us to do so,

         We will cut off Your electricity supply to Your Connection and, where appropriate, We will write to You advising You that this Agreement is ended.

13.3 The ending of this Agreement will not affect any rights, remedies or obligations which may have come into being under this Agreement and Clause 15 will continue to apply to those rights, remedies and obligations.

14.      FORCE MAJEURE

         If either of us is unable to carry out any of our obligations under this Agreement due to circumstances beyond our reasonable control ("Force Majeure") this Agreement shall remain in effect but except as otherwise provided for in this Agreement, our obligations, other than Your obligation to pay the Connection Charges, shall be suspended without liability for a period equal to the Force Majeure event, provided that:-

         (a) the suspension of performance is no greater and of no longer duration than is required by the Force Majeure;

         (b) any obligations on either of us that arose before the Force Majeure causing a suspension of performance are not excused as a result of Force Majeure; and

         whichever of us is affected by the Force Majeure, we use all reasonable efforts to remedy our inability to perform.

15.      LIMITATION OF LIABILITY

15.1 If We fail to comply with any terms of this Agreement, or are negligent, You may be entitled under the general law to recover compensation from Us for any loss You have suffered. However, We will not be required to compensate You for loss caused by anything beyond our reasonable control, or for any indirect, consequential, economic or financial loss (including loss of revenue, profit or opportunity, wasted expenses or loss of contract or goodwill), other than where You are entitled to recover compensation for such loss under the general law in relation to death or personal injury.

15.2 Each of us will be liable to the other in accordance with the limitations in Clause 15.1 and up to a maximum of(pound)1,000,000 per incident or series of related incidents.

16.      VARIATION

16.1 Either of us may propose a variation to this Agreement. If We cannot agree on the variation, either of us may refer the matter to the Director for determination in accordance with Our Licence.

16.2 No variations to this Agreement shall be effective unless made in writing and signed by or on behalf of us both.

17       DISPUTES AND GOVERNING LAW

17.1 Any dispute between us in relation to this Agreement will be submitted to arbitration under the rules of the Electricity Arbitration Association.

17.2     This Agreement shall be governed by the law of England and Wales.

18       ENTIRE AGREEMENT

18.1 This Agreement, shall constitute the entire agreement between us and replaces all previous agreements and understandings between us.

18.2 Any notice given under this Agreement shall be properly given if sent by first class letter post, by hand or by facsimile transmission to the relevant Notices Address..

19       DEFINITIONS

In this Agreement, except where the context requires otherwise, the following terms shall have the meanings set opposite them below:-

"the Act" the Electricity Act 1989.

"Authorised Agent" a person who is not an employee of Ours but who is authorised by Us to undertake certain work on Our Equipment at the Metering Point.

"Connect(ed)" the installation of Our Connection Equipment in such a way that You may receive a supply of electricity over Our Distribution System provided that all relevant requirements of this Agreement are met and "Connection" and "Re-Connect(ed)" shall be construed accordingly.

"Connection Charge" any charge for a Connection or a Modification calculated in accordance with Our Connection Charge Statement.

"Connection Equipment" that part of Our Equipment which has been or is to be provided and installed to establish a Connection at the Exit Point.

"the Director" the Director General of Electricity Supply appointed for the time being under the Act, whose address is The Office of Electricity Regulation, Hagley House, Hagley Road, Edgbaston, Birmingham, B16 8QG.

"the Distribution Code" Our distribution code as defined in Our Licence - a copy of which is available from Us on request.

"Equipment" all apparatus in which electrical conductors are used to support or of which they may form part, together with such plant which is fixed or moveable and forms part of the Connection to Our Distribution System or Your Installation (as the case may be).

"the Exit Point" the point of connection specified in the Schedule through which a supply of electricity may flow between Our Distribution System and Your Installation.

"Low Voltage Substation Use of System Charges" Charges (Scale B) that apply for using Our Distribution System only where You provide free substation accommodation for Us on Your Premises.

"the Maximum Capacity" the maximum amount of electricity expressed in kVA that We Agree may flow through the Exit Point as specified in the Schedule.

"Meter" a device that measures the electricity that flows through the Exit
Point.

"Metering" any Meter and associated equipment, including where necessary communication and/or control equipment (not being Ours) installed by the meter operator at the Metering Point.

"Metering Equipment" the equipment (being Ours) associated with a particular Meter, including any related current transformer, voltage transformer, and potential fuses.

"Metering Point" the position of the Meter, which will normally be located as near as possible to the Exit Point.

"Modification" any replacement, renovation, modification, alteration or construction of our plant or apparatus or the manner of its operation at the Exit Point which has or will have a material effect on the Connection Equipment.

"Notices Address" the notices address for each of us, as shown on the front page of this Agreement.

"Our Connection Charge Statement" the Statement of the Basis of Charges for Connection to Our Distribution System issued in accordance with Our Licence (this statement may be varied from time to time.)

"Our Distribution System" our system for the distribution of electricity as defined in Our Licence.

"Our Licence" Our Public Electricity Supply Licence, granted under section 6(1)
(c) of the Act.

"the Schedule" the schedule shown on the front page of  this Agreement.

"Your Installation" any structure, Equipment, lines, appliances or devices (not being Our Equipment) used by you and Connected or to be Connected to Our Distribution System.

"Your Premises" any land or buildings in which Our Connection Equipment is installed or is for the time being placed, as specified in the Schedule.